                  REGISTRATION STATEMENT CONSISTS OF 7 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 7.

                                                              FILE NO. 333-

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            TYCO INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                         ------------------------------

                           BERMUDA                                                      NOT APPLICABLE
(State or other Jurisdiction of Incorporation or Organization)               (I.R.S. Employer Identification No.)

                THE GIBBONS BUILDING, 10 QUEEN STREET, SUITE 301
                            HAMILTON HM 11, BERMUDA
                    (Address of Principal Executive Offices)
                                (441) 292-8674*
                        (Registrant's Telephone Number)

*The executive offices of the Registrant's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.

                         ------------------------------

                TYCO INTERNATIONAL (US) INC. RETIREMENT SAVINGS
                      AND INVESTMENT PLAN VI (PUERTO RICO)

                            (Full Title of the Plan)

                         ------------------------------

                                 MARK H. SWARTZ

                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                    (Name and Address of Agent for Service)

                                 (603) 778-9700
         (Telephone Number, Including Area Code, of Agent for Service)

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM
                    TITLE OF                             AMOUNT             OFFERING           AGGREGATE           AMOUNT OF
                  SECURITIES TO                          TO BE               PRICE              OFFERING          REGISTRATION
               BE REGISTERED(1)(2)                   REGISTERED (3)      PER SHARE (4)         PRICE (4)            FEE (5)
Common Shares, $0.20 par value...................    250,000 shares        $73.46875          $18,367,188            $5,106

(1) Includes associated Series A Preference Share purchase rights.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Plus such additional number of shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(4) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the average of the high and low prices of the Registrant's Common Shares as reported on the New York Stock Exchange Composite Index on March 8, 1999.

(5) The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act and Rule 457(o) promulgated thereunder, is .000278 of the maximum aggregate offering price at which the securities registered pursuant to this Registration Statement are proposed to be offered.

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
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    Tyco International Ltd. (the "Company" or the "Registrant") and Tyco International (US) Inc. Retirement Savings and Investment Plan VI (Puerto Rico) (the "Plan"), hereby incorporate by reference the documents listed below, which have previously been filed with the SEC:

       (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1998, except for Part II, Items 6, 7, 7A and 8;

       (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998;

       (c) The Registrant's Current Reports on Form 8-K and Form 8-K/A filed on May 13, 1998, December 10, 1998 and December 11, 1998; and

       (d) The description of the Registrant's Common Shares set forth in the Company's Registration Statement on Form 8-A/A filed on March 1, 1999.

    In addition, all documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Bye-Law 102 of the Company's Bye-Laws provides, in part, that the Company shall indemnify its directors and officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under The Companies Act 1981 (as amended) of Bermuda. Section 98 of The Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

    The Registrant maintains $75 million of insurance to reimburse the directors and officers of the Company and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS.

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement. Prior to July 2, 1997, the Registrant's name was ADT Limited.

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Memorandum of Association of the Company (previously filed as an Exhibit to the Annual Report on Form
               10-K of ADT Limited for the year ended December 31, 1992)

        4.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to the Company's Current Report dated July 2, 1997 on Form 8-K filed
               July 10, 1997)

        4.3    Bye-Laws of the Company (incorporating all amendments to March 27, 1998) (previously filed as an
               Exhibit to the Company's Form S-3 filed April 23, 1998)

        4.4    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A of ADT Limited dated November 12, 1996)

        4.5    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated March 4, 1997)

        4.6    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated July 2, 1997)

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       24      Powers of Attorney (contained on the signature page hereto)

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the SEC by the Registrant pursuant to Section 13 or
           Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement:

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering or the Plan.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The U.S. subsidiary of the undersigned Registrant that sponsors the Plan hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

        (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 15th day of March, 1999.

                                TYCO INTERNATIONAL LTD.

                                By:              /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                                   Mark H. Swartz
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                     FINANCIAL OFFICER (PRINCIPAL FINANCIAL AND
                                                ACCOUNTING OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and all pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on March 15, 1999 and in the capacities indicated below.

          /s/ L. DENNIS KOZLOWSKI             Chairman of the Board, President, Chief
-------------------------------------------   Executive Officer and Director (Principal
            L. Dennis Kozlowski               Executive Officer)

          /s/ MICHAEL A. ASHCROFT
-------------------------------------------   Director
            Michael A. Ashcroft

            /s/ JOSHUA M. BERMAN
-------------------------------------------   Director and Vice President
              Joshua M. Berman

           /s/ RICHARD S. BODMAN
-------------------------------------------   Director
             Richard S. Bodman

              /s/ JOHN F. FORT
-------------------------------------------   Director
                John F. Fort

            /s/ STEPHEN W. FOSS
-------------------------------------------   Director
              Stephen W. Foss

          /s/ RICHARD A. GILLELAND
-------------------------------------------   Director
            Richard A. Gilleland

           /s/ PHILIP M. HAMPTON
-------------------------------------------   Director
             Philip M. Hampton

          /s/ JAMES S. PASMAN, JR.
-------------------------------------------   Director
            James S. Pasman, Jr.

            /s/ W. PETER SLUSSER
-------------------------------------------   Director
              W. Peter Slusser

             /s/ MARK H. SWARTZ               Executive Vice President and Chief Financial
-------------------------------------------   Officer (Principal Financial and Accounting
               Mark H. Swartz                 Officer)

          /s/ FRANK E. WALSH, JR.
-------------------------------------------   Director
            Frank E. Walsh, Jr.

    Pursuant to the requirements of the Securities Act of 1933, the members of the Tyco International (US) Inc. Retirement Committee, which is authorized to take action on behalf of and in the name of the Plan, have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 15th day of March, 1999.

                                TYCO INTERNATIONAL (US) INC.
                                RETIREMENT COMMITTEE

                                By:            /s/ KELLY M. HEFFERNAN
                                     -----------------------------------------
                                                Kelly M. Heffernan,
                                                AUTHORIZED SIGNATORY

                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Memorandum of Association of the Company (previously filed as an Exhibit to the Annual Report on Form
               10-K of ADT Limited for the year ended December 31, 1992)

        4.2    Certificate of Incorporation on Change of Name from ADT Limited to Tyco International Ltd.
               (previously filed as an Exhibit to the Company's Current Report dated July 2, 1997 on Form 8-K filed
               July 10, 1997)

        4.3    Bye-Laws of the Company (incorporating all amendments to March 27, 1998) (previously filed as an
               Exhibit to the Company's Form S-3 filed April 23, 1998)

        4.4    Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A of ADT Limited dated November 12, 1996)

        4.5    First Amendment between ADT Limited and Citibank, N.A. dated as of March 3, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated March 4, 1997)

        4.6    Second Amendment between ADT Limited and Citibank, N.A. dated as of July 2, 1997 to Rights Agreement between ADT Limited and Citibank, N.A. dated as of November 6, 1996 (previously filed as an Exhibit to Form 8-A/A of ADT Limited dated July 2, 1997)

       23.1    Consent of PricewaterhouseCoopers

       23.2    Consent of Arthur Andersen LLP (Houston)

       23.3    Consent of Deloitte & Touche LLP

       23.4    Consent of Arthur Andersen LLP (Roseland)

       24      Powers of Attorney (contained on the signature page hereto)